Exhibit 10.7

AMENDMENT TO
KAISER ALUMINUM CORPORATION
AMENDED AND RESTATED 2006 EQUITY
AND PERFORMANCE INCENTIVE PLAN
PERFORMANCE SHARES AWARD AGREEMENT

THIS AMENDMENT is entered into as of March 31, 2014, by and between Kaiser Aluminum Corporation, a Delaware corporation (the “Company”), and Jack A. Hockema (the “Participant”). Terms not defined in this Amendment shall have the meaning set forth in the Agreement (as defined below).

WHEREAS, the Company and the Participant entered into the Performance Shares Award Agreement under the Kaiser Aluminum Corporation Amended and Restated 2006 Equity and Performance Incentive Plan dated effective March 5, 2014 (the “Agreement”) and wish to amend provisions therein relating to the termination of employment as a result of retirement at or after age 65.

NOW, THEREFORE, the parties agree as follows:

1.	Section 5(d) of the Agreement is amended in its entirety to read as follows:

(d)     Retirement.   In the event the Participant ceases to be an Employee of the Company as a result of retirement at or after age 65 and on or before the Performance Vesting Date and Section 6 of this Agreement is not then applicable, then the Performance Shares granted hereunder shall remain outstanding subject to the forfeiture provisions contained in Sections 2 and 7 of this Agreement and the Participant shall be entitled to receive a pro rata portion of any Earned Performance Shares determined in accordance with the next following sentence.  Such pro rata portion shall be determined based on a fraction, the numerator of which shall be the number of days employed during the three-year period ending on the date set forth under “End of Performance Period” above and the denominator of which shall be the total number of days in such three-year period.

2.
The provisions of this Amendment supersede and replace in their entirety any conflicting provision set forth in the Agreement. Except as specifically amended hereby, the Agreement will continue in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

KAISER ALUMINUM CORPORATION

By: /s/ John M. Donnan
Name: John M. Donnan
Title: Executive Vice President - Legal, Compliance and Human Resources

/s/ Jack A. Hockema
Jack A. Hockema
President and Chief Executive Officer